Exhibit 99.2






                 SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
                    UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL STATEMENTS



The following unaudited pro forma condensed combined financial statements are based on historical financial statements of Scientific Industries, Inc. (the "Company") and Altamira Instruments, Inc. ("Altamira") afer giving effect to the Company's acquisition of Altamira.

On November 30, 2006 the Company acquired all of the outstanding capital stock of Altamira for a purchase price of $400,000 in cash, 125,000 shares of the Company's common stock, annual contingent future cash payments of 5% of net sales, plus acquisition costs. The cash portion of the purchase was funded by the Company's cash and investments. The unaudited pro forma combined balance sheet as of September 30, 2006 is presented as if the Altamira acquisition occurred on September 30, 2006. The unaudited pro forma condensed combined statement of income for the year ended June 30, 2006 is presented as if the Altamira acquisition had taken place on July 1, 2005. The unaudited pro forma condensed combined statement of income for the three months ended September 30, 2006 is presented as if the Altamira acquisition had taken place on July 1, 2006.

In the unaudited pro forma condensed combined statements of operations, a provision for amortization of identified intangible assets including customer relationships, technology which includes trade names and trade marks, and a non-compete agreement has been made. The amounts allocated to acquired assets and liabilities in the unaudited pro forma financial statements are based on management's valuation estimates using the assistance of an independent valuation firm.

The unaudited pro forma condensed combined financial statements also include certain purchase accounting adjustments, including items expected to have a continuing impact on the consolidated results, such as increased depreciation and amortization expense on acquired tangible and intangible assets.

The unaudited pro forma condensed combined financial information reflecting the combination of the Company and Altamira is provided for informational purposes only. It is not intended to represent or be indicative of the consolidated results of the operations that would have been achieved if the acquisition had been completed as of the dates presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, and the historical financial statements of Altamira and accompanying notes included in Exhibit 99.1 of this report.

                 SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                         AS OF SEPTEMBER 30, 2006

                                  ASSETS

                                  Historical
                          _______________________
                           Scientific    Altamira   Pro Forma        Pro Forma
                                                    Adjustments Note Combined
                          ___________  __________  ____________ ____ __________
                                                         3A
Accounts receivable       $   466,300  $    8,500  $     -          $   474,800

Investment securities       1,180,200        -           -            1,180,200

Inventories                   960,000     308,200     171,300   (a)   1,439,500

Other current assets          338,100     222,900    (400,000)  (b)     161,000

Property and equipment, net   112,300      50,900      91,000   (c)     254,200

Intangible assets              41,400     244,000     407,700   (d)     693,100

Other long term assets         38,600      24,300        -               62,900
                          ___________  __________  __________       ___________

     Total assets         $ 3,136,900  $  858,800  $  270,000       $ 4,265,700
                          ============ ==========  ==========       ===========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Accrued expenses          $   273,500  $   43,600  $   98,800  (e)  $   415,900

Customer advances                -        519,700        -              519,700

Other current liabilities     157,200      95,600        -              252,800

Noncurrent liabilities          5,500       8,000      91,500  (f)      105,000
                          ___________  __________  __________       ___________

Total liabilities             436,200     666,900     190,300         1,293,400
                          ___________  __________  __________       ___________

Commitments and contingencies    -           -           -                 -

Shareholder's equity:
  Common stock,  $.05 par value;
    authorized 7,000,000 shares;
    issued 1,020,154           51,000        300       5,900   (g)       57,200

  Additional paid-in
    capital                 1,010,500      5,200     374,800   (g)    1,390,500

  Accumulated other comprehensive
    income, unrealized holding loss
    on investment securities  ( 5,300)      -           -               ( 5,300)

  Retained earnings         1,696,900    186,400    (301,000)  (g)    1,582,300
                          ___________  _________  __________         __________
                            2,753,100    191,900      79,700          3,024,700

  Less common stock held
   in treasury at cost,
   19,802 shares               52,400       -           -                52,400
                          ___________  _________  __________         __________

Total shareholders' equity  2,700,700    191,900      79,700          2,972,300
                          ___________  _________  __________         __________

     Total liabilities
       and shareholders'
       equity             $ 3,136,900 $  858,800  $  270,000        $ 4,265,700
                          =========== ==========  ==========        ===========

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

                 SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006

                                   Historical
                          _______________________
                           Scientific    Altamira   Pro Forma        Pro Forma
                                                    Adjustments Note Combined
                          ___________  __________  ____________ ____ __________
                                                        3B

Net sales                 $  802,900   $ 479,900   $    -            $1,282,800

Cost of sales                388,500     430,000      81,800    (a)     900,300
                          __________   _________   _________         __________

Gross profit                 414,400      49,900    ( 81,800)           382,500

Operating expenses           314,100      58,300      17,900    (b)     390,300
                          __________   _________   _________         __________

Income (loss) from
  operations                 100,300   (   8,400)  (  99,700)        (    7,800)

Other income, net             14,300         300        -                14,600
                          __________   __________  __________        __________
Income (loss) before
  income taxes               114,600   (   8,100)  (  99,700)             6,800

Income tax expense (benefit)  37,000        -      (  38,800)  (c)   (    1,800)
                          __________   __________  _________         __________

Net income (loss)         $   77,600   ($  8,100)  ($ 60,900)        $    8,600
                          ==========   ==========  =========         ==========

Basic earnings per common share:
                          $ .08                                      $ .01
                           =====                                      =====

Diluted earnings per common share:
                          $ .07                                      $ .01
                          =====                                      =====

Cash dividends declared
  per common share        $ .07                                      $ .07
                          =====                                      =====
Weighted average shares
  outstanding            1,000,352                            (d)    1,125,352
                         =========                                  ==========

Weighted average shares outstanding,
  assuming dilution      1,059,320                            (d)    1,184,320
                         =========                                  ==========



See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

            SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
                       FOR THE YEAR ENDED JUNE 30, 2006

                                  Historical
                          _______________________
                           Scientific    Altamira   Pro Forma        Pro Forma
                                                    Adjustments Note Combined
                          ___________  __________  ____________ ____ __________
                                                         3C

Net sales                  $3,465,200  $1,479,200  $      -          $4,944,400

Cost of sales               1,766,700   1,094,500      214,400   (a)  3,075,600
                           __________  __________  ___________       __________

Gross profit                1,698,500     384,700    ( 214,400)       1,868,800

Operating expenses          1,273,600     250,600       68,600   (b)  1,592,800
                           __________  __________  ___________       __________

Income from operations        424,900     134,100    ( 283,000)         276,000

Other income (expense), net    44,100  (   12,900)        -              31,200
                           __________  __________  ___________       __________

Income before income taxes    469,000     121,200    ( 283,000)         307,200

Income tax expense (benefit)  147,300        -       (  58,200)  (c)     89,100
                           __________  __________  ___________       __________

Net income                 $  321,700  $  121,200    ($224,800)      $  218,100

                           ==========  ==========  ===========       ==========

Basic earnings per common share:
                                $ .32                                     $ .20
                                =====                                     =====

Diluted earnings per common share:
                                $ .30                                     $ .18
                                =====                                     =====
Cash dividends declared
  per common share              $ .07                                     $ .07
                                =====                                     =====

Weighted average shares
  outstanding                 991,809                            (d)  1,116,809
                              =======                                 =========

Weighted average shares outstanding,
  assuming dilution         1,068,445                            (d)  1,193,446
                            =========                                 =========


See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements


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


                 SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND UNAUDITED
              PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME


1.   BASIS OF PRO FORMA PRESENTATION

     The unaudited pro forma condensed combined balance sheet as of September 30, 2006 and the unaudited pro forma condensed combined statements of income for the year ended June 30, 2006 and three months ended September 30, 2006 are based on historical financials statements of the Company and Altamira Instruments, Inc. ("Altamira") after giving effect to the Company's acquisition of Altamira on November 30, 2006.

     The Company accounts for acquisitions under Financial Accounting Standards Board Statement No. 141, Business Combinations.
     Consequently, the Company allocated the purchase price of the acquired company to tangible and intangible assets acquired and liabilities assumed based on their estimated fair market values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. In conjunction with the acquisition of Altamira, management of the Company, with the assistance of an independent valuation firm, valued the tangible and intangible assets acquired. Assets identified through this valuation process included customer relationships, non-compete agreements, and certain technology, trade names and trade marks. The valuation resulted in negative goodwill of approximately $91,500. However, the purchase agreement provides for contingent future payments based on net sales subject to certain limits, which are expected to be earned and paid with the negative goodwill expected to eventually be fully eliminated and exceeded. As of September 30, 2006 the negative goodwill is classified as a deferred credit.

     In addition, other fair market value adjustments were made in conjunction with the acquisition, which primarily include adjustments to property and equipment, and inventory. The Company anticipates that an election will be made to treat the acquisition of Altamira stock as a purchase of assets for tax purposes. If the election is not made, a deferred tax liability of approximately $325,000 would have to be recorded along with a corresponding increase to goodwill.

     The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB, and the historical financial statements of Altamira included in this report.



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

     ACCOUNTING PERIODS PRESENTED

     Altamira's fiscal year ends on December 31. Its historical results have been aligned to more closely conform to the Company's June 30 fiscal year end by taking Altamira's interim financial results for six months ended December 31, 2005 and for the six months ended June 30, 2006. In addition, certain historical Altamira balances have been reclassified to conform to the pro forma combined presentation. There were no transactions between the two companies during the periods presented. No pro forma adjustments were made to conform Altamira's accounting policies to the Company's accounting policies.

     The unaudited pro forma condensed combined balance sheet as of September 30, 2006 is presented as if the Altamira acquisition occurred on September 30, 2006. The unaudited pro forma condensed combined statement of income of the Company and Altamira for the year ended June 30, 2006 is presented as if the Altamira acquisition occurred on July 1, 2005. The unaudited pro forma condensed combined statement of income of the Company and Altamira for the three months ended September 30, 2006 is presented as if the Altamira acquisition had taken place on July 1, 2006 and combines the historical results of the Company for the three months ended September 30, 2006 and the historical results of Altamira for the same period.

2.   ACQUISITION OF ALTAMIRA INSTRUMENTS, INC.

     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2006:

     Acquisition:

     On November 30, 2006, the Company acquired the outstanding capital stock of Altamira, a privately held Delaware corporation engaged from its facility in Pittsburgh, Pennsylvania, in the production and sale of a variety of custom catalyst research instruments. The acquisition was pursuant to a Stock Purchase Agreement, dated as of November 30, 2006 (the "Agreement") whereby the Company paid the sellers $400,000 in cash, issued 125,000 shares of Common Stock and agreed to make additional cash payments equal to 5%, subject to possible adjustment, of the net sales of Altamira for each of five periods - the first period is December 1, 2006 through June 30, 2007, the next three are to be each of the years ending June 30, 2008, June 30, 2009 and June 30, 2010 and the fifth period is to be July 1, 2010 through November 30, 2010.

     Altamira's principal customers are universities, government laboratories, and chemical and petrochemical companies. The instruments which are customized to the customers' specifications, are sold on a direct basis.

     Under the purchase method of accounting, the net preliminary purchase price of $885,000 -- $400,000 in cash, 125,000 shares of the Company's common stock, and approximately $98,800 of acquisition costs, is allocated to Altamira's net tangible and intangible assets acquired and liabilities assumed.






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


     The preliminary allocation of the net purchase price is as follows:

                             Fair Value
     Current Assets                                 $ 734,000
     Property and Equipment                           140,300
     Non-current Assets                                25,100
     Negative Goodwill                              (  91,500)
     Other Intangible Assets                          639,000 *
     Current Liabilities                            ( 561,900)
                                                    __________
     Preliminary Net Purchase price                  $ 885,000
                                                    ==========

     * Of the $639,000 of acquired other intangible assets, $237,000 was assigned to customer relationships with a weighted-average estimated useful life of 10 years, $300,000 was assigned to technology including trade names and trade marks with a useful life of 5 years, and $102,000 was assigned to a non-compete agreement with a useful life of 5 years. The amounts assigned to the customer relationships are being amortized on an accelerated (declining balance) method and the other intangibles are being amortized on a straight line basis.

     In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets,", goodwill and other intangible assets are tested for impairment on an annual basis, or earlier if indicators of impairment exist. In assessing the recoverability of goodwill and purchased intangible assets, management must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. It is reasonably possible that these estimates, or their related assumptions, may change in the future, in which we may be required to record impairment charges for these assets.

3.   PRO FORMA ADJUSTMENTS

  A.  THE FOLLOWING PRO FORMA ADJUSTMENTS ARE INCLUDED IN THE UNAUDITED PRO
             FORMA CONDENSED COMBINED BALANCE SHEET:

     (a) Difference between fair market value and historical amount of inventories.

     (b) Cash paid for Altamira.

     (c) Difference between the fair market value and the historical amount of property and equipment.

     (d) To record the difference between the fair market value and the historical amount of intangible assets.

     (e) To record estimated acquisition transaction costs.

     (f) To record the negative goodwill resulting from the transaction which is classified as a deferred credit.

     (g) To record issuance of 125,000 shares of the Company's common stock as part of the acquisition consideration, and eliminate Altamira's historical stockholders' equity.

     The pro forma adjustments to the Company's financial statements as of the periods presented will differ from those as of the acquisition date due to differences in net book values of the underlying assets and liabilities of Altamira as of the end of each period.


  B. THE FOLLOWING PRO FORMA ADJUSTMENTS ARE INCLUDED IN THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006:

     (a) To reflect depreciation and amortization expense of $18,800 on acquired assets and a $63,000 adjustment for the profit allowance included in the fair market value of work in process at the beginning of the period.

     (b) To reflect net depreciation and amortization expense on acquired assets.

     (c) To record income tax impact on pro forma adjustments at the expected statutory rate of 36%. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and Altamira filed consolidated tax returns during the period presented.

     (d) Includes 125,000 shares of the Company's common stock issued as part of the acquisition consideration.

   C. THE FOLLOWING PRO FORMA ADJUSTMENTS ARE INCLUDED IN THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED JUNE 30, 2006:

     (a) To reflect depreciation and amortization expense of $75,200 on acquired assets and a $139,200 adjustment for the profit allowance included in the fair market value of work in process at the beginning of the year.

     (b) To reflect net depreciation and amortization expense on acquired assets.

     (c) To record income tax impact on pro forma adjustments at the expected statutory rate of 36%. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had the Company and Altamira filed consolidated tax returns during the period presented.

     (d) Includes 125,000 shares of the Company's common stock issued as part of the acquisition consideration.




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